Exhibit 10.2

SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (this “Agreement”) is entered into by and between ProPetro Services Inc., a Texas corporation (the “Company”), and David S. Schorlemer (“Employee”). ProPetro Holding Corp., a Delaware corporation and parent of the Company (the “Parent”), enters into this Agreement for the limited purpose of acknowledging and agreeing to the provisions set forth in Section 6. Employee and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, Employee is a participant in the ProPetro Services, Inc. Second Amended and Restated Executive Severance Plan (the “Severance Plan”);
WHEREAS, Employee has outstanding equity awards under the Amended and Restated ProPetro Holding Corp. Long Term Incentive Plan (the “LTIP”);
WHEREAS, Employee’s employment with the Company terminated effective as of March 3, 2025 (the “Separation Date”);
WHEREAS, pursuant to the Severance Plan, Employee is eligible to receive certain severance payments and benefits upon a termination by the Company without “Cause” (as defined in the Severance Plan), which severance payments and benefits are conditioned upon Employee’s execution, delivery and non-revocation of this Agreement; and
WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company and the other Company Parties (as defined below), including any claims that Employee has or may have arising from or relating to Employee’s employment, or the end of Employee’s employment, with any Company Party.
NOW, THEREFORE, in consideration of the promises and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Parties hereby agree as follows:
1.Separation from Employment; Resignations. The Parties acknowledge and agree that Employee’s employment with the Company ended as of the Separation Date and that, as of the Separation Date, Employee was no longer employed by any Company Party. The Parties further acknowledge and agree that, as of the Separation Date, Employee automatically resigned (i) as Chief Financial Officer of the Company and Parent, (ii) as an officer of the Parent, the Company and each of their respective Affiliates (as defined below) for which Employee served as an officer and (iii) from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity, or other entity in which the Parent, the Company or any of their respective Affiliates holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Employee served as the Parent’s, Company’s or such other subsidiary’s member’s designee or other representative.
2.Separation Payments and Benefits. Employee shall receive a payment equal to (i) all accrued and unpaid salary through the Separation Date and (ii) all paid time off accrued but unused as of the Separation Date, which payment shall be payable no later than seven (7) business days following the Separation Date. Additionally, provided that Employee: (x) executes

Exhibit 10.2

this Agreement on or after the Separation Date and returns a signed copy of it to the Company, care of John J. Mitchell, ProPetro Holding Corp., 303 W. Wall Street, Suite 102, Midland, Texas 79701 (e-mail: jody.mitchell@propetroservices.com), so that it is received no later than the close of business on the date that is twenty-one (21) days after Employee receives this Agreement (the “Release Consideration Period”), and it is not subsequently revoked by Employee in accordance with Section 5; and (y) satisfies the other terms and conditions set forth in this Agreement, then:
(a)Employee shall receive a payment in the amount of $1,553,595.12, to be paid in a lump sum no later than the Company’s first regularly scheduled pay date that occurs on or after the date that is fourteen (14) days following the end of the Release Consideration Period, pursuant to Sections 5(a)(i) and (iii) of the Severance Plan; and
(b)Employee shall receive a payment in the amount of $516,618.00, to be paid in a lump sum no later than March 15, 2025, pursuant to Section 5(a)(ii) of the Severance Plan.
Employee acknowledges and agrees that the consideration described in Sections 2(a) and (b) represents the entirety of the amounts Employee is eligible to receive as severance pay and benefits from the Company, the Parent or any other Company Party, including under the Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “2020 Plan”), the Amended and Restated ProPetro Holding Corp. Executive Incentive Bonus Plan (the “Bonus Plan”), and the Severance Plan. Employee also acknowledges and agrees that the payment in Section 2(b) may be paid by the Company to Employee prior to the end of the Release Revocation Period and, to the extent such payment is made but this Agreement is not signed by Employee or is signed and subsequently revoked by Employee in accordance with Section 5, Employee shall be required to return the full amount of the payment in Section 2(b) to the Company. Employee acknowledges that as of the Separation Date, Employee will automatically forfeit all unvested restricted stock units and performance share units and such awards shall terminate automatically and without any further action by the Company and at no cost to the Company. Employee further acknowledges that he is aware of the ongoing obligations he will have under the Parent’s Insider Trading Policy, applicable securities laws and any other applicable requirements related to any trading in the Parent’s securities.
3.Complete Release of Claims.
(a)In exchange for the consideration received by Employee pursuant to Sections 2(a) and (b), which consideration Employee was not entitled to but for Employee’s entry into this Agreement, Employee hereby releases, discharges and forever acquits the Company, Parent, and their respective Affiliates (as defined below) and subsidiaries, and each of the foregoing entities’ respective past, present and future members, partners (including general partners and limited partners), directors, trustees, officers, managers, employees, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and the successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s ownership of any interest in any Company Party, Employee’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Employee executes this Agreement, including (i) any

Exhibit 10.2

alleged violation through such date of: (A) any federal, state or local anti-discrimination law or anti-retaliation law, regulation or ordinance including Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended; (C) the Immigration Reform Control Act, as amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act); (J) any other local, state or federal law, regulation or ordinance; or (K) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Employee may have under any employment contract, severance plan, incentive compensation plan, or equity based plan with any Company Party (including any award agreement) or to any ownership interest in any Company Party, including the 2020 Plan and the Severance Plan; and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for any consideration received by him pursuant to Section 2, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. Notwithstanding the foregoing, the Released Claims do not include (I) any rights to indemnification, advancement of expenses incurred in connection with the same, or directors’ and officers’ liability insurance coverage that Employee has under Delaware law, the charter, bylaws, other organizational documents and insurance policies of any Company Party or any agreement with any Company Party; and (II) any rights to enforce the terms of this Agreement, including those in Section 2 of this Agreement. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Employee from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other securities regulatory agency or authority (each, a “Government Agency”). This Agreement does not limit Employee’s right to receive an award for information provided to a Government Agency.

Exhibit 10.2

Further, in no event shall the Released Claims include (i) any claim which arises after the date that this Agreement is executed by Employee or (ii) any claim to vested benefits under an employee benefit plan. Finally, the Released Claims shall not include the Company’s obligations or Employee’s rights under the Indemnification Agreement dated October 4, 2019 between the Company and Employee, which shall continue in full force and effect notwithstanding the execution of this Agreement.
For purposes of this Agreement, “Affiliate” shall mean, with respect to any Person (as defined below), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time. For purposes of this Agreement, “Person” shall mean any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization, or other entity of any nature.
(b)Employee hereby represents and warrants that, except for any claims reported to the Securities and Exchange Commission, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any Government Agency or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. Employee warrants and represents that (i) he is the sole owner of each and every claim, cause of action, and right compromised, settled, released or assigned pursuant to Section 3 of this Agreement and has not previously assigned, sold, transferred, conveyed, or encumbered same; (ii) he has the full right, power, capacity, and authority to enter into and execute this Agreement; and (iii) he fully understands this Agreement releases any and all past claims regardless of whether he is now aware of such claims.
4.Employee’s Representations.
(a)Employee represents that Employee has received all leaves (paid and unpaid) that Employee was owed or could be owed by the Company as of the date that Employee executes this Agreement. Employee further represents that (with the exception of any unpaid base salary and benefits earned in the pay period in which the Separation Date occurred, if still unpaid) Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed by the Company or any other Company Party, including all payments arising out of all incentive plans and any other bonus arrangements.
(b)By executing and delivering this Agreement, Employee expressly acknowledges that:
(i)Employee has carefully read this Agreement;

Exhibit 10.2

(ii)No material changes have been made to this Agreement since it was first provided to Employee and Employee has had at least 21 days to consider this Agreement before the execution and delivery hereof to Company;
(iii)Employee is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled, and Employee is not otherwise entitled to such additional consideration as set forth in this Agreement, but for his entry into this Agreement;
(iv)Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and Employee has had an adequate opportunity to do so prior to executing this Agreement;
(v)Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated herein; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement;
(vi)The only matters relied upon by Employee and causing Employee to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and
(vii)No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.
(c)Other than matters previously disclosed to the board of directors of the Parent and outside auditors, Employee is not aware of any material act or omission on the part of any Company employee (including Employee), director (including directors of the Parent) or agent that may have violated any applicable law or regulation or otherwise exposed the Company or any other Company Party to any liability, whether criminal or civil, whether to any government, individual, shareholder or other entity.
5.Revocation Right.    Notwithstanding the initial effectiveness of this Agreement, Employee may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Employee executes this Agreement (such seven day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Employee and must be received by the Company, care of John J. Mitchell, ProPetro Holding Corp., P.O. Box 872, Midland, Texas 79702 and delivered via e-mail to jody.mitchell@propetroservices.com, before 11:59 p.m., central time, on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 3 above will be of no force or effect, Employee will not receive the consideration set forth in Section 2 above, and the remainder of this Agreement will be in full force and effect.

Exhibit 10.2

6.Affirmation of Restrictive Covenants.    Employee acknowledges and agrees that he has continuing obligations to the Parent and each of its Affiliates, including obligations with respect to confidentiality, non-competition, non-solicitation, and non-disparagement, pursuant to the award agreements documenting each of the performance share units granted on each of February 16, 2022, February 1, 2023 and February 28, 2024 to Employee under the 2020 Plan (the “PSUs”) and the restricted stock units granted on February 16, 2022, February 1, 2023 and February 28, 2024 to Employee under the 2020 Plan (the “RSUs”). In entering into this Agreement, Employee specifically acknowledges the validity, binding effect, and enforceability of Section 7 of the award agreements documenting the RSUs and PSUs granted under the 2020 Plan, in each case, as clarified by the following sentence. The Parent acknowledges and agrees that the only business activities restricted by the non-competition covenants set forth in the award agreements documenting the RSUs and the PSUs are those activities relating to pressure pumping, cementing and wireline in the oilfield services industry (the “Restricted Services”). For the avoidance of doubt, Employee’s involvement with any exploration and production company or other oilfield services company that does not provide such Restricted Services shall not constitute a violation of any continuing obligations.
7.Non-Disparagement. Employee shall refrain from publishing any oral or written statements about the Company or any Company Party that (a) are slanderous, libelous, or defamatory, (b) disclose confidential information of or regarding the Company’s or any Company Party’s business affairs, directors, officers, managers, members, employees, consultants, agents, or representatives, or (c) place the Company, any Company Party, or any of their respective directors, officers, managers, members, employees, consultants, agents, or representatives in a false light before the public. Nothing herein limits Employee from cooperating with any investigation by any Government Agency or from making any disclosure required by applicable law or legal process.
8.No Waiver. No failure by any Party hereto at any time to give notice of any breach by any other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
9.Applicable Law. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without reference to the principles of conflicts of law thereof.
10.Severability. To the extent permitted by applicable law, the Parties agree that any term or provision (or part thereof) of this Agreement that renders such term or provision (or part thereof) or any other term or provision of this Agreement (or part thereof) invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
11.Withholding of Taxes and Other Employee Deductions. The Company may withhold from any payments made pursuant to Section 2 hereof all federal, state, local, and other

Exhibit 10.2

taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.
12.Arbitration. Any dispute or controversy based on, arising under or relating to this Agreement shall be settled exclusively by final and binding arbitration, conducted before a single neutral arbitrator in Houston, Texas in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (the “AAA”) then in effect. Arbitration may be compelled, and judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of (a) Section 7 of the award agreements documenting the RSUs and PSUs that, in each case were granted to Employee under the 2020 Plan or (b) Section 7 of this Agreement, and Employee hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond. Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA roster of arbitrators shall be selected as an arbitrator. Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. Each party shall bear its own costs and attorneys’ fees in connection with an arbitration; provided that the Company shall bear the cost of the arbitrator and the AAA’s administrative fees. Further notwithstanding the foregoing, if any Dispute or any element thereof cannot, as a matter of law, be subject to arbitration pursuant to this Section 12, then (i) such non-arbitrable element(s) of such Dispute shall be severable from the arbitration procedure set forth in this Section 12, and (ii) all other elements of the Dispute shall remain subject to the arbitration procedure set forth in this Section 12.
13.Continued Cooperation. Following the Separation Date, Employee will provide the Company and, as applicable, the other Company Parties, with assistance, when reasonably requested by the Company, with respect to any matters related to Employee’s job responsibilities and otherwise providing information Employee obtained during the provision of the duties Employee performed for the Company and the other Company Parties, subject to reimbursement of Employee’s reasonable expenses incurred in complying with such requests for assistance.
14.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
15.Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and each other Company Party that is not a signatory hereto, as each other Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s release of claims, representations and covenants set forth in this Agreement.
16.Section 409A. Notwithstanding anything herein to the contrary: (a) Employee’s termination of employment on the Separation Date is intended to constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations and (b) this Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”), including the exceptions thereto, and shall be

Exhibit 10.2

construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or otherwise shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, the installment payments provided under this Agreement shall each be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are compliant with Section 409A, and in no event shall Employee be reimbursed by the Company for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
17.Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Employee and the Company. This Agreement constitutes the entire agreement of the Parties with regard to the subject matters hereof. Notwithstanding the foregoing, this Agreement complements (and does not supersede or replace) any other agreements between the Company or any of its Affiliates and Employee that impose restrictions on Employee with regard to confidentiality, non-competition, non-solicitation, or non-disparagement (including the award agreements referenced in Section 6 above).
There are no oral agreements between Employee and the Company. No promises or inducements have been offered except as set forth in this Agreement. Employee and the Company acknowledge that, in executing this Agreement, neither Party has relied upon any representations or warranties of any other Party. No promise or agreement which is not expressed in this Agreement has been made by the Company to Employee or by Employee to the Company in executing this Agreement. Each Party agrees that any omissions of fact concerning the matters covered by this Agreement are of no consequence in the decision to execute this Agreement.
18.Interpretation. The section headings in this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “herein”, “hereof”, “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The use herein of the word “including” following any general statement, term, or matter shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items, or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” References in this Agreement to any agreement, instrument, or other document mean such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement. No provision,

Exhibit 10.2

uncertainty or ambiguity in or with respect to this Agreement shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
19.Return of Property. Employee acknowledges and agrees that he will return to the Company all documents, files (including electronically stored information), and other materials constituting or reflecting confidential or proprietary information of the Company or any other Company Party, and any other property belonging to the Company or any other Company Party, including all computer files, electronically stored information, and other materials, and Employee shall not maintain a copy of any such materials in any form.
20.Assignment. This Agreement is personal to Employee and may not be assigned by Employee. The Company may assign its rights and obligations under this Agreement without Employee’s consent, including to any other Company Party and to any successor (whether by merger, purchase, or otherwise) to all or substantially all of the equity, assets, or businesses of the Company.
[Signatures begin on the following page]

Exhibit 10.2

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth beneath their signatures below.

PROPETRO SERVICES INC.

By: /s/ Samuel D. Sledge______________
Name: Samuel D. Sledge
Title: Chief Executive Officer

Date: March 12, 2025

With respect to Section 6 only:

PROPETRO HOLDING CORP.

By: /s/ Samuel D. Sledge______________
Name: Samuel D. Sledge
Title: Chief Executive Officer

Date: March 12, 2025

DAVID S. SCHORLEMER

/s/ David S. Schorlemer_______________
David S. Schorlemer

Date: March 4, 2025
Signature Page to
Separation and Release Agreement